Exhibit 21.1

Subsidiaries of GeoLogistics Corporation

Subsidiary	Jurisdiction of Organization	Doing business as:
ILLCAN, Inc.	Delaware
ILLSCOT, Inc.	Delaware
GeoLogistics International Finance Limited	Ireland
LIW Holdings Corp.	Delaware
GeoLogistics Americas Inc.	Delaware	GeoLogistics
Matrix International Logistics, Inc.	Delaware	GeoLogistics, GeoLogistics Services, Inc., Matrix, Matrix International, Matrix International Logistics, Inc., Matrix Container Lines, Sea Bridge, Inc.
GeoLogistics International (Bermuda) Ltd.	Bermuda
GeoLogistics International Holdings (Bermuda) Ltd.	Bermuda
Sea Bridge Container Lines, Inc.	Delaware
GeoLogistics Management Limited	United Kingdom
LEP International Worldwide Limited	United Kingdom
GeoLogistics International Management (Bermuda) Ltd.	Bermuda
Spectre Anstalt	Lichtenstein
LEP International Holdings Limited	United Kingdom
GeoLogistics Holdings (Bermuda) Limited	Bermuda
GeoLogistics International Holdings SrL	Luxembourg
GeoLogistics Limited	United Kingdom

Subsidiary	Jurisdiction of Organization	Doing business as:
ECT Transport Limited	Hong Kong
GeoLogistics European Holdings B.V.	Netherlands
ACI Logistic (Far East) Limited	Hong Kong
GeoLogistics (Asia/Pacific) Limited	British Virgin Islands
ACI Trading (Far East) Limited	Hong Kong
GeoLogistics Holding Co.	Philippines
GeoLogistics Limited	Hong Kong
GeoLogistics NV	Belgium
GeoLogistics AB	Sweden
GeoLogistics Limited	Korea
GeoLogistics S.A.	France
PT GeoLogistic Indonesia Perbaun	Indonesia
LEP Limited	New Zealand
GeoLogistics Limited	Ireland
LEP Holdings GmbH	Germany
LEP Int. NV	Netherland Antilles
GeoLogistics SrL	Italy
GeoLogistics GmbH	Germany
GeoLogistics Pvt. Limited	India
GeoLogistics Speditions GmbH	Germany
GeoLogistics Expo Services GmbH	Germany
GeoLogistics Lassen GmbH	Germany
GeoLogistics (Private) Limited	Pakistan
Logik Pengurusan Sdn Bhd	Malaysia
GeoLogistics Expo Services, LLC	Georgia	GeoLogistics

Subsidiary	Jurisdiction of Organization	Doing business as:
Telmidas AMS B.V.	Netherlands
GeoLogistics B.V.	Netherlands
GeoLogistics, Co.	Canada
GeoLogistics S.A.	Spain
Lassen Transport Ltda.	Portugal
GeoLogistics Limited	Taiwan
GeoLogistics Limited	Japan
GeoLogistics Co. Limited	Thailand
GeoLogistics Pte Limited	Singapore
GeoLogistics Sdn Bhd	Malaysia
GeoLogistics Shanghai Limited	China
GeoLogistics Expo Services Ltd.	United Kingdom
GeoLogistics, Inc.	Philippines
GeoLogistics (Subic), Inc.	Philippines
GeoLogistics Distribution, Inc.	Philippines
GeoLogistics Solutions, Inc.	Philippines
GeoLogistics Limited	Bangladesh